Exhibit 99.1

Dear Graphic Packaging Shareholders,

As we welcome Robbert Rietbroek to Graphic Packaging as President and Chief Executive Officer, we wanted to share why we are excited about Robbert leading Graphic Packaging through its next chapter.

Over the past several years, Graphic Packaging has made substantial investments that have transformed the Company into a global leader in sustainable consumer packaging. Our Vision 2025 strategy, inclusive of our major investments in Kalamazoo and Waco, has positioned us with the most efficient and highest quality recycled paperboard manufacturing facilities in the world. Our Vision 2030 strategy provides the roadmap for us to take the Company to the next level. We have unmatched innovation, technical and manufacturing capabilities and are proud of the depth and breadth of our partnerships with our customers.

However, we recognize that our recent performance has not met expectations, as reflected by the nearly 50% decline in our share price over the past year. While external factors such as macroeconomic headwinds and industry-wide shifts have played a role, the Board has the responsibility to understand those dynamics and oversee the process to ensure that decisive actions are taken to restore value and deliver on our Vision 2030 goals. The decline in stock price, among others, was a clear signal that meaningful change was required.

It has subsequently become evident that effectively addressing those concerns and fully leveraging the new asset base to enable sustained organic growth required new leadership. Accordingly, the Board enacted the CEO transition to ensure that Graphic Packaging has the leadership best suited to advance our strategy and enhance long-term shareholder value. Robbert emerged as the top candidate during a confidential search led by Korn Ferry. His insights into the evolving packaging innovation landscape, including changing buyer specifications, sustainability requirements and speed-to-market expectations, resonated well with us. We have the right assets, team and capabilities, including some of the best operators in the industry in both our recycled and wood-based paperboard manufacturing facilities and our packaging plants – but we are also focused on building the talent and capabilities needed for tomorrow. We are confident that Robbert will build on and unlock the strength of our team while taking the necessary actions to accelerate growth as part of our Vision 2030 plan.

Robbert brings needed fresh perspectives with his unique combination of extensive CPG expertise and track record of delivering value-creating results. He has held senior leadership roles at some of the world’s largest and most respected consumer products companies, including PepsiCo, Kimberly-Clark, Procter & Gamble, Primo Water and most recently, Primo Brands. Under Robbert’s leadership, Quaker Foods North America, a reported sector of PepsiCo, achieved significant volume and revenue growth over his five-year tenure. During his tenure as CEO of Primo Water and Primo Brands, the company grew volume, market share and earnings, improved EBITDA margins and earned recognition as one of America’s Greenest Companies by Newsweek.

We have set some immediate priorities for Robbert to unlock value, consistent with our Vision 2030 goals, which include aligning our differentiating capabilities to reflect changing consumer trends, accelerating innovation, optimizing our cost structure and improving cash flow generation while maintaining our capital allocation priorities. The completion of our Vision 2025 investment program makes this a logical time to step back and look for more opportunity. With that in mind, the Company recently engaged AlixPartners, a specialized performance-improvement advisor with extensive CPG knowledge, to provide insights and identify additional areas for improvement. The Board firmly believes that Robbert is the right person to tackle these meaningful identified opportunities to further reduce costs and optimize working capital, positioning the Company to return EBITDA margins aligned with recently demonstrated levels, which will maximize free cash flow generation.

We deeply appreciate your continued support. The Board is confident that under Robbert’s leadership, Graphic Packaging is well-positioned to return to growth, improve performance and create meaningful shareholder value.

Sincerely,

Independent Members of the Board of Directors

Graphic Packaging Holding Company